UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2016

SOUTHWEST GAS CORPORATION

(Exact name of registrant as specified in its charter)

California	1-7850	88-0085720
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5241 Spring Mountain Road Post Office Box 98510 Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 29, 2016, Southwest Gas Corporation (the “Company”) completed its public offering of $300 million aggregate principal amount of 3.80% Senior Notes due 2046 (the “Notes”). The Notes were offered pursuant to an effective registration statement filed with the Securities and Exchange Commission on September 26, 2016 (File No. 333-213787).

In connection with the offering of the Notes, the Company entered into an Underwriting Agreement, dated September 26, 2016, with BNY Mellon Capital Markets, LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the underwriters named therein (the “Underwriting Agreement”). In addition, on September 29, 2016, the Company entered into an indenture with respect to the Notes with The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Indenture”).

The Underwriting Agreement and the Indenture are attached hereto as Exhibit 1.1 and Exhibit 4.1, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained above in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 26, 2016, by and among Southwest Gas Corporation and BNY Mellon Capital Markets, LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC as representatives of the underwriters named therein.

4.1	Indenture, dated September 29, 2016, by and between Southwest Gas Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: September 29, 2016	/s/ Gregory J. Peterson
Gregory J. Peterson
Vice President/Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 26, 2016, by and among Southwest Gas Corporation and BNY Mellon Capital Markets, LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC as representatives of the underwriters named therein.

4.1	Indenture, dated September 29, 2016, by and between Southwest Gas Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee.